EXHIBIT 5.1

                         [ SIROTE & PERMUTT, P.C. LETTERHEAD ]





                                                July 17, 1995


Bruno's, Inc.
800 Lakeshore Parkway
Birmingham, Alabama 35211

           Re:     Registration Statement on Form S-4

Gentlemen:

                   We have acted as your counsel in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission on July 17, 1995, for the 4,173,682 shares of Common Stock, $.01 par value (the "Shares"), of Bruno's, Inc. (the "Company") to be retained by existing shareholders of the Company pursuant to the Merger Agreement, dated as of April 20, 1995, as amended as of May 18, 1995, between the Company and Crimson Acquisition Corp., an Alabama corporation ("Crimson"), as of the date hereof a wholly owned subsidiary of Crimson Associates, L.P. (the "Partnership"), a partnership organized by Kohlberg Kravis Roberts & Co., L.P. ("KKR"), filed in restated form as Annex I to the Registration Statement (the "Merger Agreement"). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                   Based upon the foregoing, we are of the opinion that the Shares, when retained in the manner and on the terms described in the Registration Statement and the Merger Agreement (after the Registration

Bruno's, Inc.
July 17, 1995
Page 2


Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

                   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the proxy statement included in the Registration Statement.

                                                      Yours very truly,



                                                      SIROTE & PERMUTT, P.C.

SWR/lgs

</TEXT